UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FuelCell Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On March 29, 2022, the following information was sent via Federal Express and U.S. Mail to certain beneficial owners of FuelCell Energy, Inc.’s common stock:

IMPORTANT REMINDER TO VOTE YOUR SHARES

March 29, 2022

Dear Stockholder:

The annual meeting of stockholders (the “Annual Meeting”) of FuelCell Energy, Inc. (“FuelCell Energy” or the “Company”) is scheduled to be held on Thursday, April 7, 2022 at 10:00 a.m. Eastern Daylight Time.

As a stockholder of FuelCell Energy, you have the opportunity to vote your shares now. It is very important that all stockholders have their voices heard. MacKenzie Partners has been engaged by FuelCell Energy to assist in gathering the votes for the Annual Meeting. No matter how many shares you hold your vote is very important. MacKenzie Partners can take your vote via telephone or email. To vote via phone please call 800-322-2885 (Toll-Free in the US) or 212-929-5500. We urge you to please vote your shares today.

You may also contact MacKenzie Partners with your voting instructions via email at jjaegers@mackenziepartners.com.

Here is a sample email:

To: jjaegers@mackenziepartners.com

Dear Mr. Jaegers,

Please let this email serve as my authorization to vote my shares of FuelCell Energy, Inc. common stock as follows:

1.	FOR: the election of each of the seven director nominees named in the Company’s 2022 Proxy Statement to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	FOR: the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2022.

3.	FOR: the approval of the compensation of the Company’s named executive officers as set forth in the “Executive Compensation” section of the Company’s 2022 Proxy Statement.

The shares are registered in the name of                                                                                                  .

Please contact MacKenzie Partners today so they may assist in processing your vote – this will only take a few minutes of your time but will save FuelCell Energy the cost of additional mailings.

Sincerely,

FuelCell Energy, Inc.